                                                                     EXHIBIT 4.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                          COMMON STOCK PURCHASE WARRANT

Warrant No.  __________                                Number of Shares: 200,000

                                REDENVELOPE, INC.

                          Void after February 28, 2007

         1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS III , L.P. by REDENVELOPE, INC., a Delaware corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company the following securities (collectively, the "Shares"):

                  (a) One Hundred and Fifty Thousand (150,000) fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") at a price per share equal to $0.50; and

                  (b) Fifty Thousand (50,000) fully paid and nonassessable shares of Common Stock at a price per share equal to the lesser of (i) the price per share equal to the Fair Market Value (as defined in SECTION 4 below) of one share of Common Stock, determined as of the closing of the Company's next round of preferred stock equity financing raising at least $10,000,000 (the "Next Round of Financing") on or before September 30, 2000 or (ii) $1.00 per share; provided, however, that if the Company has not closed the Next Round of Financing at the time of exercise or if the Company undergoes a Reorganization (as defined in SECTION 11 below), the price per share pursuant to this SECTION 2(b) shall be $1.00.

The prices per share referred to in SECTIONS 2(a) and 2(b) above shall collectively be referred to herein as the "Purchase Price."

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the net value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the duly executed net issue election notice annexed hereto specifying whether the Shares for which such net issue election is made shall be for Shares under SECTION 2(a) or SECTION 2(b) above, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                        Y (A-B)
                                    X = -------
                                           A

         where:   X =      the number of shares of Common Stock to be issued to
                           the Holder pursuant to this SECTION 4.

                  Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

                  A = the Fair Market Value (defined below) of one share of Common Stock as determined at the time the net issue election is made pursuant to this SECTION 4.

                  B = the Purchase Price in effect under this Warrant (for the shares for which the net issue election is made) at the time the net issue election is made pursuant to this SECTION 4.

"Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                  (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

                           (A) If traded on a securities exchange or the Nasdaq
                  National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five business days prior to the Determination Date;

                           (B) If otherwise traded in an over-the-counter
                  market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five business days prior to the Determination Date; and

                           (C) If there is no public market for the Common
                  Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         7. EXPIRATION DATE; AUTOMATIC EXERCISE; ACCELERATION OF TERM UPON SALE OR MERGER OF THE COMPANY.

         (a) AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on March 31, 2007, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

         (b) ACCELERATION OF TERM UPON SALE OR MERGER OF THE COMPANY. Notwithstanding the term of this Common Stock Purchase Warrant fixed pursuant to
Section 7(a) hereof and provided Holder has received advance notice of at least ten (10) days and has not earlier exercised, this Warrant shall automatically be exercised in full pursuant to Section 4 hereof, without any action by Holder immediately prior to the sale or other conveyance of all or substantially all of the Company's assets, or the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation for the principle purpose of changing the domicile of Company), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (a "Sale of the Company").

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. ANTIDILUTION RIGHTS. The other antidilution rights applicable to the Common Stock of the Company, if any, are set forth in the Third Amended and Restated Certificate of Incorporation, as amended from time to time (the "Certificate"), a true and complete copy in its current form which is attached hereto as EXHIBIT A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Common Stock without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made.

         11. MERGERS AND RECLASSIFICATIONS. Subject to Section 7(b), if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in
Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company or, a Sale of the Company.

         12. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         13. NOTICES OF RECORD DATE, ETC. In the event of:

                           (a) any taking by the Company of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

                           (b) any reclassification of the capital stock of the
Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken; or

                           (c) any voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

then in each such event (unless otherwise stated above) the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

         14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by the Holder on the basis of the following representations, warranties and covenants made by the Company:

                  (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  (b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                  (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Certificate or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or
(iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

                  (d) As long as this Warrant is, or any shares of Common Stock issued upon exercise of this Warrant are, issued and outstanding, the Company will provide to the Holder the financial and other information described in
SECTION 6.3 of that certain Loan and Security Agreement between the Company and Lighthouse Capital Partners III, L.P. dated as of March 6, 2000.

                  (e) As of the date hereof, the authorized capital stock of the Company consists of (i) 35,000,000 shares of Common Stock, of which [3,980,831] shares are issued and outstanding and 200,000 shares are reserved for issuance upon the exercise of this Warrant, (ii) 7,913,224 shares of Series A Preferred Stock, of which 7,694,809 are issued and outstanding shares, (iii) 4,510,000 shares of Series B Preferred Stock, of which 4,510,000 are issued and outstanding shares, (iv) 6,491,498 shares of Series C Preferred Stock, of which 6,491,498 are issued and outstanding shares, and (v) 3,000,000 shares of Series D Preferred Stock, of which 2,278,996 are issued and outstanding shares. Attached hereto as EXHIBIT B is a capitalization table summarizing the capitalization of the Company.

         15. REGISTRATION RIGHTS. The Company agrees to use its best efforts to amend the Company's Amended and Restated Investors' Rights Agreement dated as of November 2, 1999 (the "Registration Rights Agreement") as soon as reasonably practicable following the date hereof, so that (i) the shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and
(ii) the Holder shall be a "Holder" for all purposes of such Registration Rights Agreement provided, however, that the Holder executes and becomes subject to the terms and conditions of the Registration Rights Agreement as a Holder thereunder.

         16. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

         17. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Common Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

                  (a) INVESTMENT PURPOSE. This Warrant and the Common Stock issuable upon exercise hereof (the "Securities") are being acquired for investment for the Holder's own account and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same.

                  (b) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

                  (c) PRIVATE ISSUE. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this SECTION 17.

                  (d) FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities and has the ability to bear the economic risks of its investment.

                  (e) RESTRICTED SECURITIES. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement with respect to Registrable Securities. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

                  (f) NO PUBLIC MARKET. The Holder understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

                  (g) LEGENDS. The Holder understands that the Common Stock issuable upon exercise of this Warrant, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                           (i)      "THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                           (ii)     Any legend required by the Blue Sky laws of
any state to the extent such laws are applicable to the shares represented by the certificate so legended.

         18. NOTICES, TRANSFERS, ETC.

                  (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

                  (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. In no event, however, shall the Company be required to transfer this Warrant in part unless the transferee acquires the right to purchase at least 10,000 shares of stock hereunder (as adjusted pursuant to SECTION 9 and 11 above).

                  (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such.

         19. NO IMPAIRMENT. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without regard to its principles governing conflicts of laws.

         21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         22. BUSINESS DAYS. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

         23. VALUE. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

         24. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         25. MARKET STAND-OFF AGREEMENT. Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers, directors and holders of more than 1% of the outstanding equity securities of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter agreements in the same form as the agreement executed by the Holder.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of every person subject to the foregoing restriction until the end of such period, and the Holder agrees that, if so requested, Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 25.

         Notwithstanding the foregoing, the obligations described in this
Section 25 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

Dated: March 9, 2000                                  REDENVELOPE, INC.

                                               By:   /s/ Tom Bazzone
                                                     -------------------------

                                               Name: Tom Bazzone

                                               Title: Chief operating officer

[CORPORATE SEAL]

Attest:

____________________________________

LIGHTHOUSE CAPITAL PARTNERS III, L.P.

By: LIGHTHOUSE MANAGEMENT PARTNERS III, L.L.C., its general partner

    By: _____________________________________

    Name: ___________________________________

    Title:   Managing Member

           Counterpart Signature Page to Lighthouse Warrant

                                  SUBSCRIPTION

To: ___________________________                           Date: ________________

         The undersigned hereby subscribes for _________________shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                         _______________________________
                                    Signature

                         _______________________________
                              Name for Registration

                         _______________________________
                                 Mailing Address

                            NET ISSUE ELECTION NOTICE

To: ___________________________                           Date: ________________

         The undersigned hereby elects under SECTION 4 to surrender the right to purchase ______________shares of Common Stock under SECTION ___ of this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

                         _______________________________
                                    Signature

                         _______________________________
                              Name for Registration

                         _______________________________
                                 Mailing Address

                                   ASSIGNMENT

         For value received ______________________________________________hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint__________ __________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated: _____________________________

In the Presence of:

____________________________________

                                       2